Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	John Chang
+ 1 (202) 295-4299	+ 1 (202) 295-4212
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports First Quarter 2019 Results
and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Cogent approves a $0.02 increase per share to its regular quarterly dividend to $0.60 per share from $0.58 per share for Q1 2019  — the twenty-seventh consecutive quarterly dividend increase

•      The Q2 2019 $0.60 dividend per share represents an annual increase of 15.4% from the dividend per share of $0.52 for Q2 2018.

•                  Cogent Group’s consolidated leverage ratio, as defined in Cogent Group’s indenture agreements, is below 4.25 which will allow Cogent Holdings to utilize its accumulated builder basket

•                  Service revenue, on a constant currency basis, increased by 1.7% from Q4 2018 to Q1 2019 and increased from Q1 2018 to Q1 2019 by 5.8%

•                  Service revenue increased by 1.6% from Q4 2018 to Q1 2019 and increased from Q1 2018 to Q1 2019 by 4.2%

•                  GAAP gross profit increased by 10.5% from Q1 2018 to $59.7 million for Q1 2019 and non-GAAP gross profit increased by 8.3% from Q1 2018 to $80.2 million for Q1 2019

•                  GAAP gross margin increased by 250 basis points from Q1 2018 to Q1 2019 to 44.5% and non-GAAP gross margin increased by 230 basis points from Q1 2018 to Q1 2019 to 59.8%

•                  EBITDA margin increased by 120 basis points from Q1 2018 to 35.5%

•                  EBITDA increased from Q1 2018 to Q1 2019 by 7.9% to $47.6 million

•                  Cash flow from operations was $28.6 million for Q1 2019 and $30.2 million for Q1 2018

•                  Basic and diluted earnings per share increased to $0.20 for Q1 2019 from $0.15 for Q1 2018 and $0.16 for Q4 2018

[WASHINGTON, D.C. May 2, 2019] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) today announced service revenue of $134.1 million for the three months ended March 31, 2019, an increase of 4.2% from the three months ended March 31, 2018 and an increase of 1.6% from the three months ended December 31, 2018. Foreign exchange negatively impacted service revenue growth from the three months ended December 31, 2018 to the three months ended March 31, 2019 by $0.1 million and negatively impacted service revenue growth from the three months ended March 31, 2018 to the three months ended March 31, 2019 by $2.1 million.  On a constant currency basis, service revenue grew by 1.7% from the three months ended December 31, 2018 to the three months ended March 31, 2019 and grew by 5.8% from the three months ended March 31, 2018 to the three months ended March 31, 2019.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $97.2 million for the three months ended March 31, 2019; an increase of 1.9% from the three months ended December 31, 2018 and an increase of 5.2% over the three months ended March 31, 2018.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $36.8 million for the three months ended March 31, 2019; an increase of 0.8% over the three months ended December 31, 2018 and an increase of 1.9% over the three months ended March 31, 2018.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 10.5% from the three months ended March 31, 2018 to $59.7 million for the three months ended March 31, 2019 and increased by 7.7% from the three months ended December 31, 2018. GAAP gross margin was 44.5% for the three months ended March 31, 2019, 42.0% for the three months ended March 31, 2018 and 42.0% for the three months ended December 31, 2018.  Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $3.4 million for the three months ended March 31, 2019, $3.2 million for the three months ended December 31, 2018 and $3.2 million for the three months ended March 31, 2018.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Non-GAAP gross profit increased by 8.3% from the three months ended March 31, 2018 to $80.2 million for the three months ended March 31, 2019 and increased by 4.6% from the three months ended December 31, 2018. Non-GAAP gross profit margin was 59.8% for the three months ended March 31, 2019, 57.5% for the three months ended March 31, 2018 and 58.0% for the three months ended December 31, 2018.

Cash flow from operating activities decreased by 5.1% from the three months ended March 31, 2018 to $28.6 million for the three months ended March 31, 2019 and decreased by 29.7% from the three months ended December 31, 2018.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 7.9% from the three months ended March 31, 2018 to $47.6 million for the three months ended March 31, 2019. EBITDA was $47.6 million for the three months ended December 31, 2018. EBITDA margin was 35.5% for the three months ended March 31, 2019, 34.3% for the three months ended March 31, 2018 and 36.0% for the three months ended December 31, 2018.

EBITDA, as adjusted, increased by 8.8% from the three months ended March 31, 2018 to $48.1 million for the three months ended March 31, 2019 and increased by 0.9% from the three months ended December 31, 2018. EBITDA, as adjusted, margin was 35.9% for the three months ended March 31, 2019, 34.3% for the three months ended March 31, 2018 and 36.1% for the three months ended December 31, 2018.

Basic and diluted net income per share was $0.20 for the three months ended March 31, 2019, $0.15 for the three months ended March 31, 2018 and $0.16 for the three months ended December 31, 2018.

Total customer connections increased by 11.6% from March 31, 2018 to 82,522 as of March 31, 2019 and increased by 3.0% from December 31, 2018. On-net customer connections increased by 12.2% from March 31, 2018 to 71,066 as of March 31, 2019 and increased by 3.3% from December 31, 2018. Off-net customer connections increased by 8.8% from March 31, 2018 to 11,138 as of March 31, 2019 and increased by 1.5% from December 31, 2018.

The number of on-net buildings increased by 165 on-net buildings from March 31, 2018 to 2,706 on-net buildings as of March 31, 2019 and increased by 30 on-net buildings from December 31, 2018.

Consolidated Leverage Ratio

The indentures of Cogent Group (the company owned by Cogent Holdings, Inc. which owns Cogent’s operating companies) governing its indebtedness contain covenants that restrict Cogent Group’s ability to make certain payments, such as dividends and stock purchases, until Cogent Group’s consolidated leverage ratio, as defined in the indentures, is less than 4.25.  As of March 31, 2019, Cogent Group’s consolidated leverage ratio was below 4.25, and as a result, amounts accumulated under the builders basket, as defined by the indentures, may be used by Cogent to make payments including dividends and stock purchases.

Quarterly Dividend Increase Approved

On May 1, 2019, Cogent’s board approved a regular quarterly dividend of $0.60 per common share payable on May 31, 2019 to shareholders of record on May 17, 2019. This second quarter 2019 regular dividend represents a 3.4% increase of $0.02 per share from the first quarter 2019 regular dividend of $0.58 per share and an annual increase of 15.4% from the Q2 2018 dividend of $0.52 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by Cogent’s board of directors.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on May 2, 2019 to discuss Cogent’s operating results for the first quarter of 2019 and to discuss Cogent’s expectations for full year 2019. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport,

and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in over 200 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

Metric ($ in 000’s, except share and per share data) — unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019

On-Net revenue	$92,387	$93,026	$93,790	$95,351	$97,183
% Change from previous Qtr.	3.4%	0.7%	0.8%	1.7%	1.9%
Off-Net revenue	$36,144	$36,107	$36,202	$36,551	$36,843
% Change from previous Qtr.	1.4%	-0.1%	0.3%	1.0%	0.8%
Non-Core revenue (1)	$175	$163	$147	$147	$111
% Change from previous Qtr.	-7.9%	-6.9%	-9.8%	—%	-24.5%
Service revenue — total	$128,706	$129,296	$130,139	$132,049	$134,137
% Change from previous Qtr.	2.8%	0.5%	0.7%	1.5%	1.6%
Constant currency total revenue quarterly growth rate — sequential quarters (4)	2.0%	1.1%	1.1%	1.8%	1.7%
Constant currency total revenue quarterly growth rate — year over year quarters (4)	7.0%	6.3%	6.2%	6.2%	5.8%
Network operations expenses (2)	$54,686	$54,147	$54,365	$55,436	$53,970
% Change from previous Qtr.	1.8%	-1.0%	0.4%	2.0%	-2.6%
GAAP gross profit (3)	$54,043	$54,701	$55,248	$55,437	$59,724
% Change from previous Qtr.	4.0%	1.2%	1.0%	0.3%	7.7%
GAAP gross margin (3)	42.0%	42.3%	42.5%	42.0%	44.5%
Non-GAAP gross profit (4) (6)	$74,020	$75,149	$75,774	$76,613	$80,167
% Change from previous Qtr.	3.6%	1.5%	0.8%	1.1%	4.6%
Non-GAAP gross margin (4) (6)	57.5%	58.1%	58.2%	58.0%	59.8%
Selling, general and administrative expenses (5)	$29,928	$29,241	$28,838	$29,034	$32,568
% Change from previous Qtr.	6.0%	-2.3%	-1.4%	0.7%	12.2%
Depreciation and amortization expense	$19,788	$20,216	$20,276	$20,952	$20,263
% Change from previous Qtr.	2.3%	2.2%	0.3%	3.3%	-3.3%

Equity-based compensation expense	$3,784	$4,695	$4,821	$4,408	$3,434
% Change from previous Qtr.	2.7%	24.1%	2.7%	-8.6%	-22.1%
Operating income	$20,637	$21,354	$22,255	$22,311	$24,400
% Change from previous Qtr.	0.5%	3.5%	4.2%	0.3%	9.4%
Interest expense	$12,408	$12,373	$12,767	$13,508	$13,456
% Change from previous Qtr.	1.5%	-0.3%	3.2%	5.8%	-0.4%
Net income	$6,784	$6,552	$8,231	$7,100	$9,217
Basic net income per common share	$0.15	$0.15	$0.18	$0.16	$0.20
Diluted net income per common share	$0.15	$0.14	$0.18	$0.16	$0.20
Weighted average common shares — basic	44,923,973	45,016,767	45,105,830	45,284,481	45,223,157
% Change from previous Qtr.	0.2%	0.2%	0.2%	0.4%	-0.1%
Weighted average common shares — diluted	45,294,697	45,536,473	45,699,635	45,803,418	45,644,236
% Change from previous Qtr.	1.0%	0.5%	0.4%	0.2%	-0.3%
EBITDA (6)	$44,092	$45,908	$46,936	$47,579	$47,561
% Change from previous Qtr.	2.0%	4.1%	2.2%	1.4%	—%
EBITDA margin	34.3%	35.5%	36.1%	36.0%	35.5%
Gains on asset related transactions	$117	$357	$416	$92	$536
EBITDA, as adjusted (6)	$44,209	$46,265	$47,352	$47,671	$48,097
% Change from previous Qtr.	1.5%	4.7%	2.3%	0.7%	0.9%
EBITDA, as adjusted, margin	34.3%	35.8%	36.4%	36.1%	35.9%
Fees — net neutrality	$14	$39	$108	$16	$—

Net cash provided by operating activities	$30,179	$31,271	$31,745	$40,726	$28,637
% Change from previous Qtr.	-3.8%	3.6%	1.5%	28.3%	-29.7%
Capital expenditures	$14,905	$11,988	$12,107	$10,937	$13,288
% Change from previous Qtr.	40.4%	-19.6%	1.0%	-9.7%	21.5%
Principal payments on capital (finance) leases	$2,304	$3,755	$2,099	$2,128	$3,030
% Change from previous Qtr.	25.7%	63.0%	-44.1%	1.4%	42.4%
Dividends paid	$22,819	$23,788	$24,764	$26,516	$26,565
Purchases of common stock	$—	$—	$—	$6,564	$—
Gross Leverage Ratio	4.33	4.22	4.46	4.36	4.28
Net Leverage Ratio	2.94	2.93	2.89	2.87	2.92
Customer Connections — end of period
On-Net	63,366	65,407	67,370	68,770	71,066
% Change from previous Qtr.	3.3%	3.2%	3.0%	2.1%	3.3%
Off-Net	10,241	10,480	10,698	10,974	11,138
% Change from previous Qtr.	2.9%	2.3%	2.1%	2.6%	1.5%
Non-Core (1)	307	306	307	362	318
% Change from previous Qtr.	-5.8%	-0.3%	0.3%	17.9%	-12.2%
Total customer connections	73,194	76,193	78,375	80,106	82,522
% Change from previous Qtr.	3.2%	3.1%	2.9%	2.2%	3.0%
On-Net Buildings — end of period
Multi-Tenant office buildings	1,672	1,710	1,720	1,735	1,746
Carrier neutral data center buildings	816	837	863	889	908
Cogent data centers	53	52	52	52	52
Total on-net buildings	2,541	2,599	2,635	2,676	2,706
Square feet — multi-tenant office buildings — on-net	911,283,287	927,410,239	934,535,144	944,232,756	949,486,923
Network — end of period
Intercity route miles	57,403	57,403	57,403	57,426	57,426
Metro fiber miles	31,850	31,953	32,579	32,946	33,664

Connected networks — AS’s	6,247	6,363	6,510	6,588	6,668
Headcount — end of period
Sales force — quota bearing	432	438	453	487	501
Sales force - total	555	566	583	619	639
Total employees	908	917	938	974	997
Sales rep productivity — units per full time equivalent sales rep (“FTE”) per month	5.7	5.7	5.8	5.7	5.1
FTE — sales reps	427	413	418	436	464

(1)         Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)         Network operations expense excludes equity-based compensation expense of $189, $232, $250, $224 and $180 in the three month periods ended March 31, 2018 through March 31, 2019, respectively.  Network operations expense includes excise taxes, including Universal Service Fund fees of $3,157, $3,108, $3,010 and $3,234 and $3,391 in the three month periods ended March 31, 2018 through March 31, 2019, respectively.

(3)         GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(4)         Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Management believes that non-GAAP gross profit and non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.

(5)         Excludes equity-based compensation expense of $3,595, $4,463, $4,571, $4,184 and $3,254 in the three month periods ended March 31, 2018 through March 31, 2019, respectively.

(6)         See schedule of non-GAAP metrics below for definitions and reconciliations to GAAP measures below.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers.  EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Net cash flows provided by operating activities	$30,179	$31,271	$31,745	$40,726	$28,637
Changes in operating assets and liabilities	2,919	2,408	4,254	(4,361)	6,727

Cash interest expense and income tax expense	10,994	12,229	10,937	11,214	12,197
EBITDA	$44,092	$45,908	$46,936	$47,579	$47,561
PLUS: Gains on asset related transactions	117	357	416	92	536
EBITDA, as adjusted	$44,209	$46,265	$47,352	$47,671	$48,097
EBITDA margin	34.3%	35.5%	36.1%	36.0%	35.5%
EBITDA, as adjusted, margin	34.3%	35.8%	36.4%	36.1%	35.9%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes — sequential periods

($ in 000’s) — unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Service revenue, as reported — current period	$128,706	$129,296	$130,139	$132,049	$134,137
Impact of foreign currencies on service revenue	(981)	802	613	465	135
Service revenue - as adjusted for currency impact (1)	$127,725	$130,098	$130,752	$132,514	$134,272
Service revenue, as reported — prior sequential period	$125,226	$128,706	$129,296	$130,139	$132,049
Constant currency increase	$2,499	$1,392	$1,456	$2,375	$2,223
Constant currency percent increase	2.0%	1.1%	1.1%	1.8%	1.7%

(1)         Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes — prior year periods

($ in 000’s) — unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Service revenue, as reported — current period	$128,706	$129,296	$130,139	$132,049	$134,137
Impact of foreign currencies on service revenue	(3,280)	(1,937)	445	896	2,078
Service revenue - as adjusted for currency impact (2)	$125,426	$127,359	$130,584	$132,945	$136,215
Service revenue, as reported — prior year period	$117,203	$119,777	$122,969	$125,226	$128,706
Constant currency increase	$8,223	$7,582	$7,615	$7,719	$7,509
Percent increase	7.0%	6.3%	6.2%	6.2%	5.8%

(2)         Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) — unaudited	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Service revenue total	$128,706	$129,296	$130,139	$132,049	$134,137
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	74,663	74,595	74,891	76,612	74,413
GAAP Gross Profit (1)	$54,043	$54,701	$55,248	$55,437	$59,724
Plus - Equity-based compensation — network operations expense	189	232	250	224	180
Plus — Depreciation and amortization expense	19,788	20,216	20,276	20,952	20,263
Non-GAAP Gross Profit (2)	$74,020	$75,149	$75,774	$76,613	$80,167
GAAP Gross Margin (1)	42.0%	42.3%	42.5%	42.0%	44.5%
Non-GAAP Gross Margin (2)	57.5%	58.1%	58.2%	58.0%	59.8%

(1)         GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense.  GAAP gross margin is defined as GAAP gross profit divided by total service revenue.

(2)         Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue.  Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted.  Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted.  Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) — unaudited	As of December 31, 2018	As of March 31, 2019
Cash and cash equivalents	$276,093	$259,138
Debt
Capital (finance) leases — current portion	7,074	7,293
Capital (finance) leases — long term	156,706	157,541
Senior unsecured notes	189,225	189,225
Senior secured notes	445,000	445,000
Note payable	11,239	12,286
Total debt	809,244	811,345
Total net debt	533,151	552,207
Trailing 12 months EBITDA, as adjusted	185,499	189,385
Gross leverage ratio	4.36	4.28
Net leverage ratio	2.87	2.92

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2019 AND DECEMBER 31, 2018

(IN THOUSANDS, EXCEPT SHARE DATA)

	March 31, 2019	December 31, 2018
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$259,138	$276,093
Accounts receivable, net of allowance for doubtful accounts of $1,353 and $1,263, respectively	39,258	41,709
Prepaid expenses and other current assets	35,454	32,535
Total current assets	333,850	350,337
Property and equipment, net	375,346	375,325
Right-of-use leased assets	73,305	—
Deferred tax assets	159	2,733
Deposits and other assets	14,343	11,455
Total assets	$797,003	$739,850

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,619	$8,519
Accrued and other current liabilities	45,564	51,431
Installment payment agreement, current portion, net of discount of $436 and $395, respectively	8,686	8,283
Current maturities, operating lease liabilities	10,389	—
Current maturities, finance lease obligations	7,293	7,074
Total current liabilities	81,551	75,307
Senior secured 2022 notes, net of unamortized debt costs of $2,500 and $2,695, respectively and including premium of $1,302 and $1,405, respectively	443,802	443,710
Senior unsecured 2021 notes, net of unamortized debt costs of $1,325 and $1,476, respectively	187,900	187,749
Operating lease liabilities, net of current maturities	84,645	—
Finance lease obligations, net of current maturities	157,541	156,706
Other long term liabilities	5,795	25,380
Total liabilities	961,234	888,852
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 46,350,434 and 46,336,499 shares issued and outstanding, respectively	46	46
Additional paid-in capital	475,275	471,331
Accumulated other comprehensive income — foreign currency translation	(12,753)	(10,928)
Accumulated deficit	(626,799)	(609,451)
Total stockholders’ deficit	(164,231)	(149,002)
Total liabilities and stockholders’ deficit	$797,003	$739,850

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND MARCH 31, 2018

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018
	(Unaudited)	(Unaudited)
Service revenue	$134,137	$128,706
Operating expenses:
Network operations (including $180 and $189 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	54,150	54,875
Selling, general, and administrative (including $3,254 and $3,595 of equity-based compensation expense, respectively)	35,860	33,523
Depreciation and amortization	20,263	19,788
Total operating expenses	110,273	108,186
Gains on equipment transactions	536	117
Operating income	24,400	20,637
Interest income and other, net	1,827	1,694
Interest expense	(13,456)	(12,408)
Income before income taxes	12,771	9,923
Income tax provision	(3,554)	(3,139)
Net income	$9,217	$6,784

Comprehensive income:
Net income	$9,217	$6,784
Foreign currency translation adjustment	(1,825)	2,611
Comprehensive income	$7,392	$9,395

Net income per common share:
Basic and diluted net income per common share	$0.20	$0.15

Dividends declared per common share	$0.58	$0.50

Weighted-average common shares - basic	45,223,157	44,923,973

Weighted-average common shares - diluted	45,644,236	45,294,697

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND MARCH 31, 2018

(IN THOUSANDS)

	Three months Ended March 31, 2019		Three months Ended March 31, 2018
	(Unaudited)		(Unaudited)
Cash flows from operating activities:
Net income	$9,217		$6,784
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,263		19,788
Amortization of debt discount and premium	414		370
Equity-based compensation expense (net of amounts capitalized)	3,434		3,784
Gains — equipment transactions and other, net	(231)		(484)
Deferred income taxes	2,572		2,623
Changes in operating assets and liabilities:
Accounts receivable	2,264		1,355
Prepaid expenses and other current assets	(3,187)		(1,213)
Accounts payable, accrued liabilities and other long-term liabilities	(2,778)		(2,005)
Deposits and other assets	(3,331)		(823)
Net cash provided by operating activities	28,637		30,179
Cash flows from investing activities:
Purchases of property and equipment	(13,288)		(14,905)
Net cash used in investing activities	(13,288)		(14,905)
Cash flows from financing activities:
Dividends paid	(26,565)		(22,819)
Proceeds from exercises of stock options	173		297
Principal payments on installment payment agreement	(2,387)		(1,965)
Principal payments of finance lease obligations	(3,030)		(2,304)
Net cash used in financing activities	(31,809)		(26,791)
Effect of exchange rates changes on cash	(495	)_	532
Net decrease in cash and cash equivalents	(16,955)		(10,985)
Cash and cash equivalents, beginning of period	276,093		247,011
Cash and cash equivalents, end of period	$259,138		$236,026

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules  by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our report on Form 10-Q  for the quarter ended March 31, 2019 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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